THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATIONS THEREOF UNDER SUCH LAWS, OR (ii) IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO GENERAL ACCEPTANCE CORPORATION, THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATIONS.


                       WARRANT TO PURCHASE 500,000 SHARES

                               OF COMMON STOCK OF

                         GENERAL ACCEPTANCE CORPORATION

                                    ISSUED TO

                                  CONSECO, INC.

                            DATED: September 16, 1997

NO. 1

              (INCORPORATED UNDER THE LAWS OF THE STATE OF INDIANA)

THIS IS TO CERTIFY THAT Conseco, Inc., an Indiana corporation ("Conseco"), (or its registered assigns, herein referred to as the "Holder") is entitled, upon the due exercise hereof and subject to the terms and conditions hereof, at any time and from time to time commencing on the date hereof, and ending on the date (the "Termination Date") which is the later to occur of December 31, 1998 or the 10th day after the date upon which Conseco, its successors or assigns has no further obligation or liability under the Guaranty (as defined in the September Agreement as hereinafter defined), to purchase from General Acceptance Corporation, an Indiana corporation (the "Company"), and the Company shall issue and sell to the Holder, the number of shares of common stock, no par value (the "Common Stock"), of the Company (said number of shares as adjusted as provided herein being hereinafter referred to as the "Shares") set forth above upon surrender hereof, with the form of election to purchase included herein completed and duly executed, at the office of the Company, and upon simultaneous payment therefor at an exercise price per Share equal to $1.00 (said amount as adjusted herein being hereinafter referred to as the "Purchase Price") in cash and/or check payable to the order of the Company. The number and Purchase Price of the Shares are subject to adjustment as provided herein. This Warrant is issued pursuant to that certain Agreement of even date herewith by and between the Company and Conseco (the "September Agreement").

         1.       (a)      Subject to the restrictions set forth in Section 2

G:\LEGAL\DAWN\CLARK\WAR913.WPD
hereof, upon surrender of this Warrant, and payment of the Purchase Price as aforesaid, the Company shall issue and deliver with all reasonable dispatch the certificate(s) for the Shares to or upon the written order of the Holder of this Warrant and in such name or names as such Holder may designate. Such certificate(s) shall represent the number of Shares issuable upon the exercise of the Warrants embodied herein, together with a cash amount (if the holder has so elected in accordance with the provisions of Section 7 hereof) in respect of any fraction of a Share otherwise issuable upon such surrender.

         Certificate(s) representing the Shares shall be deemed to have been issued and the person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of this Warrant and payment of the Purchase Price as aforesaid; provided, however, that if, at the date of surrender of this Warrant and payment of such Purchase Price, the transfer books for the Shares or other classes of stock purchasable upon the exercise of this Warrant shall be closed, the certificate(s) for the Shares in respect of which this Warrant is then exercised shall be issuable as of the date on which such books shall next be opened, and until such date the Company shall be under no duty to deliver any certificate(s) for such Shares. Prior to the Termination Date, this Warrant shall be exercisable, at the election of the registered holder hereof, either as an entirety or from time to time for part of the number of Shares specified herein, but in no event shall fractional Shares be issued with regard to the exercise of this Warrant. In the event that this Warrant is exercised at any time for less than the aggregate number of Shares then subject to exercise hereunder, a new Warrant shall be issued to such Holder for the remaining number of Shares purchasable pursuant hereto. The Company shall cancel this Warrant when it is surrendered upon exercise.

         Prior to due presentment for registration of transfer of this Warrant, the Company shall deem and treat the Holder in whose name this Warrant shall be issued as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing on this Warrant made by anyone other than the Company) for the purpose of any exercise hereof, of any distribution to the holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         (b) The Holder hereby represents to the Company that the Holder is taking the Warrants for investment and not with a view to a distribution of the Warrants or the underlying Common Stock. Nevertheless, the Company and the Holder acknowledge and agree that Holder may sell, transfer, assign, hypothecate or otherwise dispose of this Warrant after the date hereof, provided such sale, transfer, assignment, hypothecation or other disposition is in accordance with applicable federal and state securities laws.

G:\LEGAL\DAWN\CLARK\WAR913.WPD
                                                         2

         2. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares issuable upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Holder upon the exercise of this Warrant, and in such case the Company shall not be required to issue or deliver any certificates for Shares until or unless the person or persons requesting the issuance have paid to the Company the amount of such tax or have established to the Company's satisfaction that such tax has been paid.

         3. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent number of Shares purchasable upon exercise, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant.

         4. (a) At all times prior to the Termination Date, the Company shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Stock, solely for the purpose of issuance upon exercise of this Warrant, the number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of the Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company shall take the corporate action necessary to increase the number of its authorized Common Stock to a number sufficient for this purpose. The Company further covenants that all shares that may be issued upon the exercise of this Warrant and payment of the Purchase Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares upon the exercise of this Warrant.

         (b) Before taking any action which would cause an adjustment pursuant to the terms set forth herein reducing the portion of the Purchase Price attributable to the Shares below the then par value (if any) of such Shares, the Company shall take any corporate action which may, in the opinion of its counsel (which may be counsel regularly engaged by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Purchase Price as so adjusted.

         (c)      The Company covenants that all Shares issued upon

G:\LEGAL\DAWN\CLARK\WAR913.WPD
                                                         3
exercise of the Warrants shall, upon issuance in accordance with the terms hereof, be fully paid and nonassessable and free from all preemptive rights and taxes, liens, charges and security interests created by the Company with respect to the issuance and holding thereof.

         (d) Notwithstanding any other provisions of this Section 4 to the contrary, the exercise rights of the Holder shall be subject to compliance with all applicable federal and state securities laws, and the Holder agrees to execute all required agreements and documents required by the Company to establish compliance with such laws.

         5. Subject to the provisions of Section 1 above, this Warrant may be exchanged for a number of Warrants of the same tenor as this Warrant for the purchase in the aggregate of the same number of Shares of the Company as are purchasable upon exercise of this Warrant, upon surrender hereof at the office of the Company with written instructions as to the denominations of the Warrants to be issued in exchange.

         6.       Adjustments.

                  (a)      Reorganization, Merger or Sale of Assets

                           If at any time while  this  Warrant,  or any  portion
                  thereof, is outstanding there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon the exercise of the Warrant the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon the exercise of this Warrant would have been entitled to receive in such reorganization,

G:\LEGAL\DAWN\CLARK\WAR913.WPD
                                                         4
                  consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 6. The foregoing provisions of this Section 6(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

                  (b)      Reclassification.

                           If the Company,  at any time while this  Warrant,  or
                  any portion thereof, remains outstanding, by reclassification of securities or otherwise, shall change any of the securities as to which exercise rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the exercise rights under this Warrant immediately prior to such reclassification or other change and the Purchase Price or number of shares received upon such exercise shall be appropriately adjusted, all subject to further adjustment as provided in this Section 6.



                  (c)      Split, Subdivision or Combination of Shares.


G:\LEGAL\DAWN\CLARK\WAR913.WPD
                                                         5

                           If the Company at any time while this Warrant, or any
                  portion thereof, remains outstanding shall split, subdivide or combine the securities as to which exercise rights under this Warrant exist, into a different number of securities of the same class, the number of shares issuable upon exercise shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                  (d) Adjustments for Dividends in Stock or Other Securities or Property.

                           If while this Warrant, or any portion hereof, remains
                  outstanding and unexpired the holders of the securities as to which exercise rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire upon exercise, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such Holder would hold on the date of such exercise had it been the Holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/all other additional stock, other securities or property available by this Warrant as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 6.

                  (e)      Issuance of Shares Below Purchase Price.

                           (1) If while this  Warrant,  or any  portion  hereof,
                  remains outstanding, the Company shall offer and sell Additional Shares of Common Stock (as hereinafter defined) for consideration per share less than the Purchase Price in effect immediately prior to the issuance of such Additional Shares of Common Stock (except upon the exercise of stock options granted pursuant to the Company's Stock Option Plan approved by

G:\LEGAL\DAWN\CLARK\WAR913.WPD
                                                         6
                  the Board), the Purchase Price in effect immediately prior to each such issuance shall forthwith be adjusted upon such issuance to a price equal to the price paid per share for such Additional Shares of Common Stock.

                           (2) For the purpose of the  calculations  provided in
                  this Section 6(e), if at any time or from time to time after the date hereof the Company shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such Common Stock or securities being hereinafter referred to as "Convertible Securities"), then, and in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities shall be less than the Purchase Price, the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, payable to the Company upon exercise or conversion of such options or rights. "Effective Price" shall mean the quotient determined by dividing the total of all of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. In the case of Convertible Securities which have a conversion price which is based, in whole or in part, upon a discount to the market price or value of the Common Stock, then for the purposes of calculating the Effective Price, the consideration shall be deemed to include the minimum conversion price payable to the Company.

                           If any  such  rights  or  options  or the  conversion
                  privilege represented by any such Convertible Securities shall expire without having been exercised, the adjustment to the number of shares available hereunder upon the issuance of such rights, options or Convertible Securities shall be readjusted to the number of shares that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the

G:\LEGAL\DAWN\CLARK\WAR913.WPD
                                                         7

                  Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company on the conversion of such Convertible Securities.

                  (3) For the purpose of the  calculations  provided for in this
                  Section 6(e), if at any time or from time to time after the date hereof the Company shall issue any rights or options for the purchase of Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then Purchase Price, the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options, plus the consideration, if any, payable to the Company upon the conversion of such Convertible Securities. "Effective Price" shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of such Conversion Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities.

                  (4) The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock issued or deemed issued by the Company after the date hereof, other than (i) securities issued pursuant to or in connection with the terms of the September Purchase Agreement; (ii) shares of Common Stock issued upon conversion of convertible securities or the exercise of common stock purchase warrants outstanding as of the date hereof; (iii) shares of Common Stock issuable to employees, officers or directors pursuant to the Company's stock option plan; (iv) shares of Common Stock issued or issuable to directors in connection with their service as directors; (v) shares of Common Stock issued or issuable to directors, officers or employees for services rendered or to be rendered pursuant to arrangements approved by the Board of Directors; and (vii) shares of Common Stock issued in connection with a business combination, merger,

G:\LEGAL\DAWN\CLARK\WAR913.WPD
                                                         8
                  consolidation, asset acquisition or the acquisition of the business of another corporation (through the purchase of stock or assets) approved by the Board of Directors and all of the Conseco Directors (as defined in the September Agreement).

                  (f)      No Impairment.

                           The Company will not, by any voluntary action,  avoid
                  or seek to avoid the observance or performance or any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

         7. Upon exercise the Company shall not be required to issue fractions of Shares. In lieu of such fractional Shares, the holders of Warrants shall receive an amount in cash equal to the same fraction of the current market value of one whole Share. For purposes of this Section 7, the current market value of one whole Share shall be determined pursuant to Section 6(c) hereof. All calculations under this section 7 shall be made to the nearest cent.

         8. (a) The holder of a Warrant shall not be entitled to any rights of a shareholder of the Company with respect to any Shares purchasable upon the exercise thereof, including voting, dividend or dissolution rights, until such Shares have been paid for in full and issued to such holder. As soon as practicable after such exercise, the Company shall deliver a certificate or certificates for the securities issuable upon such exercise, all of which shall be fully paid and nonassessable, to the person or persons entitled to receive the same; provided, however, that such certificate or certificates delivered to the holder of the surrendered Warrant shall bear a legend reading substantially in the following form (in addition to any legend required by state securities laws)

                  (b) THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 193, AS AMENDED. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED UPON CONVERSION THEREOF MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

         The Holder shall be entitled to the redemption rights set forth in the September Agreement and to the registration rights set forth in that certain Registration Rights Agreement of even date herewith by and between the Company and the Holder.

G:\LEGAL\DAWN\CLARK\WAR913.WPD
                                                         9

         9. (a) Upon any adjustment of the Purchase Price pursuant to Section 6 hereof, the Company within ninety (90) calendar days thereafter shall have on file for inspection by the holder hereof a certificate of the Board of Directors of the Company setting forth the Purchase Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Shares purchasable upon exercise of a Warrant after such adjustment in the Purchase Price, which certificate shall, absent manifest error, be conclusive evidence of the correctness of the matters set forth therein.

         (b)      In case at any time prior to the Termination Date:

         (1) the Company shall authorize the issuance to all holders of Common Stock of rights, options or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights, options or warrants; or

         (2) the Company shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings (or combined or consolidated earnings if the Company shall have one or more subsidiaries) or earned surplus or dividends payable in Common Stock or distributions of scrip); or

         (3) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization of any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

         (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (5) the Company proposes to take any other action which would require an adjustment of the Purchase Price pursuant to Section 6 hereof;


then the Company shall give to the holder of a Warrant at his or its address appearing below at least ten (10) calendar days prior to the applicable record date hereinafter specified in (i) or (ii) below, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of

G:\LEGAL\DAWN\CLARK\WAR913.WPD
                                                        10

Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined or (ii) the date on which any such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. The failure to give the notice required by this Section 9 (b) or any defect herein shall not affect the legality or validity of any distribution right, option, warrant, consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up or the vote upon any action.

         (c) Nothing contained herein shall be construed as conferring upon the holder of a Warrant with respect to the Shares the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

         10. Except as otherwise provided herein, any notice, request, demand or other communication that are required or may be given pursuant to the terms of this Warrant shall be in writing and delivery shall be deemed sufficient and to have been duly given on the date of service if delivered personally or by facsimile transmission if receipt is confirmed to the party to whom notice is to be given or on the third day after mailing if mailed by first-class mail, return receipt requested, postage prepaid, if to the Company addressed to:

                  General Acceptance Corporation
                  1025 Acuff Road
                  Bloomington, Indiana 47404
                  Attention:   Chief Financial Officer
                  Fax (812) 337-6029

Copies to:

                  Mr. Russell Algood
                  2800 South Olcott Boulevard
                  Bloomington, Indiana 47401

         and

                  Hackman McClarnon Hulett & Cracraft
                  Suite 2400 One Indiana Square
                  Indianapolis, Indiana 46204
                  Attention: Marvin L. Hackman

G:\LEGAL\DAWN\CLARK\WAR913.WPD
                                                        11

                  Fax: (317) 686-3288

or to such other address as the Company may designate by written notice to the holder of a Warrant, and if to the Holder of a Warrant at his or its registered address and/or facsimile number on the records of the Company with a copy to:

                  Conseco, Inc.
                  11825 North Pennsylvania Street
                  Carmel, IN  46032
                  Attn:  John Sabl
                  Fax:  (317) 817-6327

         11. All the covenants and provisions herein by or for the benefit of the Company hereof shall bind and inure to the benefit of its respective successors and assigns to the extent permitted hereunder and all of the covenants and provisions herein by or for the benefit of the holder hereof shall inure to the benefit of such holder's successors, legal representatives, heirs or assigns as permitted herein.

         12. Indiana law shall govern this interpretation, construction, and enforcement of this Warrant and all transactions contemplated hereby, notwithstanding any state's choice of law rules to the contrary. Any litigation related to this Warrant may be maintained only in the federal district court for the Southern District of Indiana, Indianapolis Division (or any successor jurisdiction) or in an Indiana state court in Hamilton County or one of the counties immediately contiguous to Hamilton County, and each party hereby irrevocably consents and submits to the jurisdiction of that federal or state court and irrevocably waives any objection the party may have based upon improper venue, forum non conveniens, or other similar doctrines or rules.


         13. Nothing in the Warrant shall be construed to give to any person or corporation other than the Company and the holder of this Warrant any legal or equitable right, remedy or claim under this Warrant; but this Warrant shall be for the sole and exclusive benefit of the Company and the holder of this Warrant.

                  IN WITNESS WHEREOF, an authorized officer of the Company has signed this Warrant.

                                            GENERAL ACCEPTANCE CORPORATION


                                            By:/s/ R. E. ALGOOD
                                               ------------------
                                               President



G:\LEGAL\DAWN\CLARK\WAR913.WPD
                                                        12

G:\LEGAL\DAWN\CLARK\WAR913.WPD
                                                        13

                              ELECTION TO PURCHASE

         (To be executed by the holder only if it desires to exercise Warrants evidenced by the within Warrant)

TO:      GENERAL ACCEPTANCE CORPORATION
         1025 Acuff Road
         Bloomington, Indiana 47404
         Attention: Chief Financial Officer

         The undersigned hereby (1) irrevocably elects to exercise _______________ Warrants, evidenced by the within Warrant for, and to purchase thereunder ____________________ Shares issuable upon exercise of said Warrants,
(2) makes payment in full of the Purchase Price of such Shares, (3) requests that certificates for the Shares be issued in the name of:


Please print Social Security or Tax Identification Number
=================================================================
                         (Please print name and address)
==================================================================

and (4) if said number of Warrants shall not be all the Warrants evidenced by the within Warrant, requests that a new Warrant evidencing Warrants not so exercised be issued in the name of and delivered to:

-------------------------------------------------------------------
                         (Please print name and address)
------------------------------------------------------------------

-------------------------------------------------------------------

In lieu of receipt of a fractional Share the undersigned hereby elects (check the appropriate line):

_______           (i)      to receive a cash payment, and the check
representing payment thereof should be made payable to
-----------------------------------------------------------------

-----------------------------------------------------------------
                         (Please print name and address)

                           and should be delivered to


------------------------------------------------------------

G:\LEGAL\DAWN\CLARK\WAR913.WPD
                                                        14

_________________________________________________________; or

__________________ (ii) to credit the amount of such payment against the Purchase Price payable for the Shares issuable upon the exercise of said Warrants.


DATED:            _____________________, 199___

                                    Signature: ________________________________

                  NOTICE:  The above  signature must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment herein must be duly executed.

























a:\war913.wpd


G:\LEGAL\DAWN\CLARK\WAR913.WPD
                                                        15